Exhibit 99.1

OPNET Announces Results for Fourth Quarter of Fiscal 2005

Conference call/Webcast scheduled at 5:00pm EDT, May 16, 2005

BETHESDA, MD – MAY 16, 2005 —OPNET Technologies, Inc. (NASDAQ: OPNT), a leading provider of management software for networks and applications, today announced financial results for the fourth quarter of fiscal 2005. Revenue for the quarter ended March 31, 2005 was a record $17.2 million compared to $16.3 million for the same quarter in the prior year. Earnings per share for the fourth quarter of fiscal 2005 was negative $0.03 on a diluted basis, compared to a positive $0.10 in the same quarter of the prior year.

For the year ended March 31, 2005, revenues were $64.2 million, compared to $56.5 million for the prior year. Earnings per share for the year ended March 31, 2005 was $0.10 on a diluted basis, compared to $0.28 for the year ended March 31, 2004.

Marc A. Cohen, OPNET’s Chairman and CEO, stated, “We are very pleased to report record quarterly revenues for Q4 of fiscal 2005, in addition to full year revenue growth of 13.8% over fiscal 2004. We maintained strong revenue visibility as a result of our deferred revenues as of March 31, 2005. While we are pleased with these top line results, we are disappointed that our Q4 EPS fell short of our Q4 guidance. Our Q4 EPS was negatively impacted by Sarbanes-Oxley implementation costs of approximately $1.8 million. Total costs associated with Sarbanes-Oxley implementation efforts during fiscal 2005 were approximately $2.4 million. The degree to which Sarbanes-Oxley-related costs will negatively impact EPS is expected to significantly decrease during fiscal 2006.” Mr. Cohen continued, “During Q4 we also accelerated investments in personnel to support our recently announced agreement with Cisco Systems, along with other business opportunities. We believe our alliance with Cisco represents a significant worldwide opportunity to reach new customers and grow our business. We are therefore making the necessary strategic investments to support this next phase of growth.”

Financial Highlights for the Fourth Quarter of Fiscal 2005

•	Grew revenue 5.3% to a record $17.2 million from $16.3 million in revenue for the fourth quarter of fiscal 2004.

•	Grew revenue sequentially 7% from $16.1 million for the third quarter of fiscal 2005.

•	Maintained a strong balance sheet with $82.2 million in cash and marketable securities at March 31, 2005.

First Quarter Fiscal Year 2006 Financial Outlook

OPNET expects fiscal first quarter revenue to be between $16.6 and $17.5 million, and earnings per share on a diluted basis to be between negative $0.03 and $0.01. These amounts represent management’s current expectations about the Company’s future financial performance, based on information available at this time.

OPNET will hold an investor conference call on Monday, May 16, 2005 at 5:00 pm Eastern Time to review financial results for the fourth quarter of fiscal 2005. OPNET’s fiscal 2005 fourth quarter financial results will be released after the market closes on Monday, May 16, 2005.

To listen to the OPNET investor conference call:

•	Call 877-407-9205 in the U.S. or 201-689-8054 for international callers, or

•	Use the webcast at www.opnet.com, or at www.vcall.com (click on OPNT under “Today’s VCalls”). Investors are advised to go to the web site at least 15 minutes early to register, download, and install any necessary audio software.

To listen to the archived call:

•	Call the replay phone number at 877-660-6853 or 201-612-7415 for international callers. For replay, enter account # 286, conference ID # 147919. The replay will be available from 7:00 pm Eastern Time May 16th through 11:59 pm Eastern Time May 20th.

•	The webcast will be available at www.opnet.com or at www.vcall.com, archived for seven days.

About OPNET Technologies, Inc.

Founded in 1986, OPNET Technologies, Inc. (NASDAQ:OPNT) is a leading provider of management software for networks and applications. For more information about OPNET and its products, visit www.opnet.com.

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OPNET and OPNET Technologies, Inc. are trademarks of OPNET Technologies, Inc. All other trademarks are the property of their respective owners.

Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. OPNET Technologies, Inc. (“OPNET”) assumes no obligation to update statements. Forward-looking statements are predictions based upon information available to OPNET as of the date of this press release and involve risks and uncertainties; therefore, actual events or results may differ materially. For a discussion of risk factors, see OPNET’s reports, including its most recent 10-Q and 10-K, filed with the Securities & Exchange Commission. In particular, OPNET’s estimates of its quarterly financial results discussed in this press release are based on preliminary estimates, and OPNET has not yet completed a full detailed analysis of its financial results for the quarter. Final results could differ from these estimates.

Note to editors: The word OPNET is spelled with all upper-case letters.

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OPNET Media Contact:	OPNET Investor Relations:
Margarita Castillo	Mel Wesley
OPNET Technologies, Inc.	OPNET Technologies, Inc.
(240) 497-3000	(240) 497-3000
Media@opnet.com	ir@opnet.com

OPNET Technologies, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2005	2004	2005	2004
	(in thousands, except per share data)
Revenues:
New software licenses	$7,929	$8,177	$29,507	$28,164
Software license updates and technical support	5,188	4,245	19,805	15,152
Professional services	4,062	3,893	14,931	13,137

Total revenues	17,179	16,315	64,243	56,453

Cost of revenues:
New software licenses	200	217	778	831
Software license updates and technical support	614	542	2,348	1,730
Professional services	3,026	2,208	10,154	7,510
Amortization of acquired technology	191	134	651	509

Total cost of revenues	4,031	3,101	13,931	10,580

Gross profit	13,148	13,214	50,312	45,873

Operating expenses:
Research and development	4,619	3,590	15,455	13,040
Sales and marketing	6,235	5,402	22,803	19,446
General and administrative	3,877	1,509	9,742	5,717

Total operating expenses	14,731	10,501	48,000	38,203

(Loss) income from operations	(1,583)	2,713	2,312	7,670
Interest and other income, net	597	158	1,384	594

(Loss) income before provision for income taxes	(986)	2,871	3,696	8,264
(Benefit) provision for income taxes	(335)	840	1,644	2,506

Net (loss) income	$(651)	$2,031	$2,052	$5,758

Basic net (loss) income per common share	$(0.03)	$0.10	$0.10	$0.29

Diluted net (loss) income per common share	$(0.03)	$0.10	$0.10	$0.28

Basic weighted average common shares outstanding	20,248	19,973	20,158	19,697

Diluted weighted average common shares outstanding	20,548	21,161	20,624	20,650

OPNET TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	March 31,
	2005	2004
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$38,171	$41,492
Marketable securities	44,014	40,001
Accounts receivable, net	13,480	10,044
Unbilled accounts receivable	2,341	2,559
Deferred income taxes, prepaid expenses and other current assets	3,599	1,772

Total current assets	101,605	95,868

Property and equipment, net	6,227	6,410
Intangible assets, net	1,279	1,240
Goodwill	14,639	12,212
Deferred income taxes and other assets	1,264	952

Total assets	$125,014	$116,682

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$828	$934
Accrued liabilities	6,874	4,218
Deferred and accrued income taxes	208	173
Deferred revenue	14,824	12,918

Total current liabilities	22,734	18,243

Note payable	150	300
Deferred rent	1,107	994
Deferred revenue	1,058	774

Total liabilities	25,049	20,311

Commitments and contingencies (note 9)

Stockholders’ equity:
Common stock	26	26
Additional paid-in capital	79,421	77,808
Deferred compensation	(15)	(21)
Retained earnings	24,713	22,661
Accumulated other comprehensive (loss) income	(80)	(3)
Treasury stock	(4,100)	(4,100)

Total stockholders’ equity	99,965	96,371

Total liabilities and stockholders’ equity	$125,014	$116,682